For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports First Quarter 2014 Results

and Announces Quarterly Dividend

April 22, 2014, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the first quarter of 2014 of $3.7 million, or $0.19 per diluted share, compared to $2.4 million, or $0.12 per diluted share, for the first quarter of 2013.

Southwest also announced that its board of directors has approved a quarterly cash dividend of $0.04 per share payable May 16, 2014 to shareholders of record as of May 2, 2014.

Mark Funke, President and CEO, stated, “Our bank reported good earnings and strong loan growth for the first quarter of 2014.  Noncovered loans grew by $50.6 million during the first quarter.  Our asset quality continued to strengthen as evidenced by the improvement in the ratio of nonperforming loans to portfolio loans from 1.49% in the fourth quarter of 2013 to 1.16% in the first quarter of 2014 and a reduction in potential problem loans by $7.9 million, or 8% during this period.  This improvement, even with our strong loan growth, still led to a negative loan loss provision of $1.0 million.

“As a result of our positive performance and strong capital position, our board of directors approved the continuation of a quarterly dividend of $0.04 per share.  The previously announced sale of three of our Kansas branches is expected to be completed in the second quarter.

“These positive results and actions reflect the good work of our associates at Bank SNB and a growing customer base.  We will continue to focus our company on future growth through the expansion of our revenue base while prudently managing our expenses.   We  are encouraged by the momentum we have within the company.”

Financial Overview

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC.

Condition:    During the quarter ended March 31, 2014, total assets of $2.0 billion increased $30.6 million from December 31, 2013.  Total loans (including noncovered and covered) of $1.3 billion increased $49.2 million from December 31, 2013 and total investment securities of $387.0 million decreased $4.9 million from December 31, 2013.  Liquidity remains strong as cash and cash equivalents at March 31, 2014 were $266.6 million, with $241.6 million in overnight funds.

At March 31, 2014, the allowance for loan losses was $34.9 million, a  decrease of $7.7 million when compared to a year ago and a decrease of $1.7 million when compared to December 31, 2013.  The allowance for loan losses to portfolio loans was 2.69% as of March 31, 2014,  compared to 3.29% as of March 31, 2013 and 2.93% as of December 31, 2013.  The allowance for loan losses to nonperforming loans was 231.83% as of March 31, 2014, compared to 131.78% as of March 31, 2013 and 196.67% as of December 31, 2013.

Nonperforming loans decreased by $17.3 million in a year over year comparison and by $3.6 million during the quarter.  Other real estate at March 31, 2014 was $2.6 million, a decrease of $6.9 million from March 31, 2013, and an increase of $2.0 million when compared to December 31.  Nonperforming assets were $17.6 million, or 1.35% of portfolio loans and other real estate, as of March 31, 2014,  compared to $41.8 million, or 3.20% of portfolio loans and other real estate, as of March 31, 2013, and $19.2 million, or 1.53% of portfolio loans and other real estate, as of December 31, 2013.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of March 31, 2014 and December 31, 2013.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at March 31, 2014 and December 31, 2013.  See Table 6 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB, National Association, (“Bank SNB”), Southwest’s banking subsidiary, as of March 31, 2014, exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $319.5 million, for a total risk-based capital ratio of 21.29%, and Tier 1 capital was $299.9 million, for a Tier 1 risk-based capital ratio of 19.98%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $169.4 million.  Bank SNB had total regulatory capital of $273.4 million, for a total risk-based capital ratio of 18.30%, and Tier 1 capital of $254.4 million, for a Tier 1 risk-based capital ratio of 17.03%.  Bank SNB exceeded the minimum to be classified as “well-capitalized” by $124.0 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

First Quarter Results:

Summary:    For the first quarter of 2014, net income was $3.7 million, compared to $2.4 million for the first quarter of 2013 and $6.8 million for the fourth quarter of 2013.

The $1.3 million increase in our net income compared to the first quarter of 2013 was primarily due to the $1.5 million decrease in the provision for loan losses,  resulting from improved asset quality and loan recoveries.  Net interest income increased $0.4 million compared to the first quarter of 2013 primarily driven by a reduction in interest expense due to the redemption of the 10.5% Trust Preferred Securities in third quarter of 2013.  Noninterest income decreased $0.5 million compared to the first quarter of 2013 primarily due to decreased gains on sales of mortgage loans.  Noninterest expense decreased $0.3 million compared to the first quarter of 2013 primarily due to reduced other real estate expense.

The $3.1 million decrease in net income compared to the fourth quarter of 2013 was primarily due to higher recoveries in the previous quarter resulting in a $5.5 million reduction in the negative provision for loan losses.  Net interest income decreased from the fourth quarter of 2013 by $0.6 million due to lower average loan volumes during the first quarter of 2014.  Noninterest expense was down $1.0 million primarily due in part to reduced general and administrative expenses associated with the charter consolidation and rebranding of our banking subsidiary in the fourth quarter of 2013.

   Net Interest Income:    Net interest income totaled $16.0 million for the first quarter of 2014, compared to $15.6 million for the first quarter of 2013,  an increase of $0.4 million, or 3%, and to $16.6 million for the fourth quarter of 2013,  a decrease of $0.6 million, or 4%.  Net interest margin was 3.33% for the first quarter of 2014, compared to 3.16% for the first quarter of 2013 and 3.42% for the fourth quarter of 2013.  Included in interest income for the first quarter of 2014 was $0.6 million due to interest recognition resulting from loans returning to accrual status, and included in interest income for the fourth quarter of 2013 was $0.9 million due to the recognition of interest from the recovery of a nonperforming loan.  The net effects of these adjustments on the net interest margin were a 12 basis point increase in the first quarter of 2014 and a 19 basis point increase in the fourth quarter of 2013.    Noncovered loans (including loans held for sale) increased $1.5 million, or less than 1%, when compared to March 31, 2013, and $50.6 million, or 4%, when compared to December 31, 2013.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision (or credit) of $1.0 million for the first quarter of 2014, compared to a provision of $0.5 million for the first quarter of 2013 and a negative provision of $6.5 million for the fourth quarter of 2013.  During the first quarter of 2014,  charge-offs totaled $3.4 million and recoveries totaled $2.6 million.  Therefore, the first quarter of 2014 net charge-offs totaled $0.8 million, or 0.24% (annualized) of average portfolio loans, compared to net charge-offs of $4.4 million, or 1.32% (annualized) of average portfolio loans for the first quarter of 2013 and net recoveries of $3.1 million, or  (0.96%) (annualized) of average portfolio loans for the fourth quarter of 2013.

Noninterest Income:  Noninterest income totaled $3.0 million for the first quarter of 2014, compared to $3.5 million for the first quarter of 2013 and to $3.1 million for the fourth quarter of 2013.    The $0.5 million decrease from first quarter 2013 included a $0.6 million decrease in gain on sales of mortgage loans, offset by a $0.1 million gain on investment securities due to the sale of an investment that was carried at cost.  The decrease from fourth quarter of 2013 included a $0.2 million decrease in gain on sale of mortgage loans, offset by a $0.1 million gain on investment securities due to the sale of an investment that was carried at cost.

Noninterest Expense:    Noninterest expense totaled $14.1 million for the first quarter of 2014, compared to $14.4 million for the first quarter of 2013 and to $15.1 million for the fourth quarter of 2013.  The $0.3 million decrease in noninterest expense from first quarter of 2013 primarily consisted of a $0.3 million decrease in other real estate expense due to decreased expenses and write-downs as a result of fewer other real estate properties.   The $1.0 million decrease in noninterest expense from fourth quarter of 2013 consisted of a $0.7 million decrease in general and administrative expense, due to reduced expenses associated with the charter consolidation and rebranding of our subsidiary bank in the fourth quarter of 2013, and a $0.3 million decrease in other real estate expenses.

Income Tax:  Income tax expense totaled $2.2 million for the first quarter of 2014, compared to $1.9 million for the first quarter of 2013 and to $4.3 million for the fourth quarter of 2013.  The income tax expense fluctuates in relation to pre-tax income levels.  The first quarter of 2014 effective tax rate was 37.49%.

Conference Call

Southwest will host a conference call to review these results on Wednesday, April 23, 2014 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may access the call by telephone at 888-317-6016 (toll-free) or 412-317-6016 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb140423.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10043805.  Telephone replay access will be available until 9:00 a.m. Eastern Time on May 21, 2014.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Bank SNB, National Association (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At March 31, 2014,  Southwest had total assets of $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $264.6 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of March 31, 2014, approximately $420.3 million, or 32%, of noncovered loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2014 through the date its financial statements are filed with the Securities and Exchange Commission.  The March 31,  2014 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Quarterly Summary Loan Data	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS	2014	2013	% Change	2013	% Change
Operations
Net interest income	$16,001	$15,606	3%	$16,637	(4)%
Provision for loan losses	(986)	498	298	(6,502)	(85)
Noninterest income	3,025	3,537	(14)	3,068	(1)
Noninterest expense	14,107	14,388	(2)	15,065	(6)
Income before taxes	5,905	4,257	39	11,142	(47)
Taxes on income	2,214	1,868	19	4,310	(49)
Net income	3,691	2,389	54	6,832	(46)
Diluted earnings per share	0.19	0.12	58	0.35	(46)
Balance Sheet
Total assets	2,012,053	2,091,694	(4)	1,981,423	2
Loans held for sale	5,741	7,297	(21)	3,060	88
Noncovered portfolio loans	1,299,328	1,296,317	0	1,251,416	4
Covered portfolio loans	15,053	23,601	(36)	16,427	(8)
Total deposits	1,605,906	1,677,668	(4)	1,584,086	1
Total shareholders' equity	264,586	250,509	6	259,187	2
Book value per common share	13.37	12.72	5	13.13	2
Key Ratios
Net interest margin	3.33%	3.16%		3.42%
Efficiency ratio	74.15	75.16		76.45
Total capital to risk-weighted assets	21.29	23.54		21.59
Nonperforming loans to portfolio loans - noncovered	1.16	2.50		1.49
Shareholders' equity to total assets	13.15	11.98		13.08
Tangible common equity to tangible assets*	13.10	11.93		13.03
Return on average assets (annualized)	0.75	0.46		1.37
Return on average common equity (annualized)	5.68	3.89		10.59
Return on average tangible common equity (annualized)**	5.71	3.90		10.64

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	March 31,	December 31,	March 31,
	2014	2013	2013
Assets
Cash and due from banks	$24,995	$28,062	$26,677
Interest-bearing deposits	241,579	251,777	317,513
Cash and cash equivalents	266,574	279,839	344,190
Securities held to maturity (fair values of $11,252, $12,115, and $12,539, respectively)	10,700	11,720	11,777
Securities available for sale (amortized cost of $376,837, $385,423, and $348,099, respectively)	376,287	382,479	353,828
Loans held for sale	5,741	3,060	7,297
Noncovered loans receivable	1,299,328	1,251,416	1,296,317
Less: Allowance for loan losses	(34,918)	(36,607)	(42,639)
Net noncovered loans receivable	1,264,410	1,214,809	1,253,678
Covered loans receivable (includes loss share: $1,139, $1,812, and $5,612, respectively)	15,053	16,427	23,601
Less: Allowance for loan losses	(7)	(56)	(214)
Net covered loans receivable	15,046	16,371	23,387
Net loans receivable	1,279,456	1,231,180	1,277,065
Accrued interest receivable	5,380	5,335	6,346
Premises and equipment, net	20,719	20,833	21,395
Noncovered other real estate	2,560	560	9,422
Covered other real estate	2,094	2,094	2,243
Goodwill	1,214	1,214	1,214
Other intangible assets, net	4,931	4,980	4,869
Other assets	36,397	38,129	52,048
Total assets	$2,012,053	$1,981,423	$2,091,694

Liabilities
Deposits:
Noninterest-bearing demand	$471,568	$444,796	$416,979
Interest-bearing demand	132,622	120,156	125,914
Money market accounts	440,875	439,981	437,629
Savings accounts	47,532	41,727	39,733
Time deposits of $100,000 or more	236,035	251,185	317,270
Other time deposits	277,274	286,241	340,143
Total deposits	1,605,906	1,584,086	1,677,668
Accrued interest payable	807	832	1,064
Other liabilities	8,669	10,293	9,618
Other borrowings	85,692	80,632	70,872
Subordinated debentures	46,393	46,393	81,963
Total liabilities	1,747,467	1,722,236	1,841,185

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,786,206, 19,732,926, and 19,692,038 shares issued and outstanding, respectively	19,786	19,733	19,692
Additional paid-in capital	100,853	99,937	101,622
Retained earnings	145,428	142,528	127,483
Accumulated other comprehensive income (loss)	(1,481)	(3,011)	1,712
Total shareholders' equity	264,586	259,187	250,509
Total liabilities and shareholders' equity	$2,012,053	$1,981,423	$2,091,694

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Interest income
Loans	$15,775	$16,499	$17,006
Investment securities	1,650	1,747	1,691
Other interest-earning assets	375	332	240
Total interest income	17,800	18,578	18,937

Interest expense
Interest-bearing deposits	1,025	1,148	1,652
Other borrowings	225	225	220
Subordinated debentures	549	568	1,459
Total interest expense	1,799	1,941	3,331

Net interest income	16,001	16,637	15,606

Provision for loan losses	(986)	(6,502)	498

Net interest income after provision for loan losses	16,987	23,139	15,108

Noninterest income
Service charges and fees	2,596	2,635	2,660
Gain on sales of mortgage loans	224	385	814
Gain on sale/call of investment securities, net	135	-	-
Other noninterest income	70	48	63
Total noninterest income	3,025	3,068	3,537

Noninterest expense
Salaries and employee benefits	8,126	8,057	8,136
Occupancy	2,769	2,805	2,574
FDIC and other insurance	397	460	491
Other real estate, net	68	330	353
General and administrative	2,747	3,413	2,834
Total noninterest expense	14,107	15,065	14,388
Income before taxes	5,905	11,142	4,257
Taxes on income	2,214	4,310	1,868
Net income	$3,691	$6,832	$2,389

Basic earnings per common share	$0.19	$0.35	0.12
Diluted earnings per common share	0.19	0.35	0.12
Common dividends declared per share	0.04	-	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	March 31, 2014		December 31, 2013		March 31, 2013
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Noncovered loans	$1,262,589	4.99%	$1,270,307	5.06%	$1,330,578	5.03%
Covered loans	15,743	6.16	18,180	6.83	24,895	8.01
Investment securities	388,639	1.72	390,160	1.78	380,525	1.80
Other interest-earning assets	280,327	0.54	253,327	0.52	268,396	0.36
Total interest-earning assets	1,947,298	3.71	1,931,974	3.82	2,004,394	3.83
Other assets	50,247		47,369		87,592
Total assets	$1,997,545		$1,979,343		$2,091,986

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$134,760	0.12%	$111,744	0.11%	$133,600	0.14%
Money market accounts	436,763	0.14	426,090	0.17	419,635	0.23
Savings accounts	44,764	0.10	41,021	0.10	38,721	0.13
Time deposits	531,071	0.63	555,762	0.66	683,159	0.81
Total interest-bearing deposits	1,147,358	0.36	1,134,617	0.40	1,275,115	0.53
Other borrowings	80,806	1.13	78,933	1.13	69,728	1.28
Subordinated debentures	46,393	4.73	46,393	4.90	81,963	7.12
Total interest-bearing liabilities	1,274,557	0.57	1,259,943	0.61	1,426,806	0.95

Noninterest-bearing demand deposits	449,128		452,849		403,547
Other liabilities	10,489		10,564		12,285
Shareholders' equity	263,371		255,987		249,348
Total liabilities and shareholders' equity	$1,997,545		$1,979,343		$2,091,986

Net interest income and spread		3.14%		3.21%		2.88%
Net interest margin (1)		3.33%		3.42%		3.16%
Average interest-earning assets
to average interest-bearing liabilities	152.78%		153.34%		140.48%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5

	2014	2013
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$755,680	$740,997	$743,858	$786,686	$819,873
One-to-four family residential	81,199	80,058	80,561	77,445	73,911
Real estate construction:
Commercial	165,820	143,650	162,995	158,907	139,462
One-to-four family residential	6,629	4,646	4,464	5,241	5,015
Commercial	265,394	254,087	263,598	235,667	232,224
Installment and consumer:
Guaranteed student loans	4,318	4,394	4,471	4,520	4,576
Other	26,029	26,644	27,698	27,977	28,553
Total noncovered loans, including held for sale	1,305,069	1,254,476	1,287,645	1,296,443	1,303,614
Less allowance for loan losses	(34,918)	(36,607)	(40,013)	(40,270)	(42,639)
Total noncovered loans, net	$1,270,151	$1,217,869	$1,247,632	$1,256,173	$1,260,975
LOANS BY SEGMENT
Oklahoma banking	$754,698	$681,999	$681,749	$656,356	$628,747
Texas banking	372,018	366,697	414,433	444,327	495,815
Kansas banking	170,720	198,992	206,802	210,189	195,355
Subtotal	1,297,436	1,247,688	1,302,984	1,310,872	1,319,917
Mortgage banking	22,686	23,215	3,641	7,217	7,298
Total loans	$1,320,122	$1,270,903	$1,306,625	$1,318,089	$1,327,215
NONPERFORMING LOANS BY TYPE
Construction & development	$80	$2,721	$5,659	$5,989	$6,409
Commercial real estate	6,571	6,564	12,203	12,325	13,362
Commercial	7,992	8,819	10,887	10,719	11,861
One-to-four family residential	417	456	396	418	651
Consumer	2	53	55	64	73
Total nonperforming loans - noncovered	$15,062	$18,613	$29,200	$29,515	$32,356
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$7,056	$5,547	$3,279	$1,678	$2,000
Texas banking	5,793	11,902	24,963	26,294	28,817
Kansas banking	2,213	1,164	958	1,543	1,539
Total nonperforming loans - noncovered	$15,062	$18,613	$29,200	$29,515	$32,356
OTHER REAL ESTATE BY TYPE
Construction & development	$2,000	$-	$676	$145	$215
Commercial real estate	560	560	-	-	9,207
Total other real estate - noncovered	$2,560	$560	$676	$145	$9,422
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$-	$1,980
Texas banking	2,000	-	-	-	7,227
Kansas banking	560	560	676	145	215
Total other real estate - noncovered	$2,560	$560	$676	$145	$9,422
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2014	2013
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$22,220	$21,501	22,222	$20,745	$19,968
Commercial real estate	62,680	68,951	62,475	62,166	60,329
Commercial	4,807	7,107	10,028	10,136	8,220
One-to-four family residential	481	488	414	1,071	1,129
Total potential problem loans - noncovered	$90,188	$98,047	$95,139	$94,118	$89,646
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$29,208	$29,005	$31,345	$31,495	$32,246
Texas banking	58,361	65,079	59,561	58,710	51,978
Kansas banking	2,619	3,963	4,233	3,913	5,422
Total potential problem loans - noncovered	$90,188	$98,047	$95,139	$94,118	$89,646
LOANS OUT OF MARKET
Net balance of loans out of market:
Iowa	$22,178	$22,316	$22,438	$22,537	$22,659
Arizona	15,348	19,458	30,516	31,564	33,017
Colorado	13,705	12,553	12,358	8,586	3,067
North Carolina	13,494	13,070	10,161	300	407
Kentucky	13,415	12,404	10,088	11,860	10,144
California	8,869	9,154	9,472	9,632	10,866
Mississippi	8,712	8,823	8,929	9,233	9,170
Tennessee	6,684	6,048	6,136	6,171	6,246
Ohio	3,862	3,549	3,294	4,759	4,132
Pennsylvania	2,940	3,109	3,299	3,441	44
Other	6,983	12,171	24,562	27,225	28,285
Total loans out of market	$116,190	$122,655	$141,253	$135,308	$128,037
Nonperforming loans out of market:
Arizona	$5,441	$9,302	$11,205	$12,167	$13,419
New Jersey	1,094	-	-	-	-
New York	-	-	1,033	1,048	-
Florida	246	252	258	264	270
Colorado	-	-	-	-	131
Other	-	-	-	1	-
Total nonperforming out of market	$6,781	$9,554	$12,496	$13,480	$13,820
Potential problem loans out of market:
Iowa	$11,490	$11,568	$11,645	$11,719	$11,792
Arizona	1,167	-	-	-	-
California	474	482	499	512	524
Florida	62	66	71	75	80
New Jersey	-	1,094	1,170	1,244	-
Total potential problem out of market	$13,193	$13,210	$13,385	$13,550	$12,396
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2014	2013
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$36,663	$40,081	$40,352	$42,853	$46,718
Charge offs	3,392	2,681	600	2,072	4,651
Recoveries	2,640	5,765	658	447	288
Net charge offs (recoveries)	752	(3,084)	(58)	1,625	4,363
Provision for loan losses	(986)	(6,502)	(329)	(876)	498
Balance, end of period	$34,925	$36,663	$40,081	$40,352	$42,853
NET CHARGE OFFS BY TYPE
Construction & development	$655	$(4,845)	(20)	$111	$(19)
Commercial real estate	(2,243)	(62)	274	7	416
Commercial	2,267	1,883	(169)	1,085	3,751
One-to-four family residential	(18)	(40)	(165)	363	167
Consumer	91	(20)	22	59	48
Total net charge offs (recoveries) by type	$752	$(3,084)	$(58)	$1,625	$4,363
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$229	$(1,294)	$(203)	$200	$589
Texas banking	(1,586)	(2,314)	(80)	1,356	3,241
Kansas banking	2,109	524	225	69	533
Total net charge offs (recoveries) by segment	$752	$(3,084)	$(58)	$1,625	$4,363

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 6

	2014	2013
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.19	$0.35	$0.19	$0.22	$0.12
Diluted earnings per common share	0.19	0.35	0.19	0.22	0.12
Common dividends declared per share	0.04	-	-	-	-
Book value per common share	13.37	13.13	12.83	12.67	12.72
Tangible book value per share*	13.31	13.07	12.77	12.60	12.66
COMMON STOCK
Shares issued and outstanding	19,786,206	19,732,926	19,703,313	19,692,606	19,692,038
OTHER FINANCIAL DATA
Investment securities	$386,987	$394,199	$382,001	$372,403	$365,605
Loans held for sale	5,741	3,060	3,641	7,217	7,297
Noncovered portfolio loans	1,299,328	1,251,416	1,284,004	1,289,226	1,296,317
Total noncovered loans	1,305,069	1,254,476	1,287,645	1,296,443	1,303,614
Covered portfolio loans	15,053	16,427	18,980	21,646	23,601
Total assets	2,012,053	1,981,423	1,972,367	2,031,962	2,091,694
Total deposits	1,605,906	1,584,086	1,583,791	1,615,961	1,677,668
Other borrowings	85,692	80,632	78,663	74,334	70,872
Subordinated debentures	46,393	46,393	46,393	81,963	81,963
Total shareholders' equity	264,586	259,187	252,802	249,420	250,509
Mortgage servicing portfolio	391,303	390,732	383,400	368,825	356,032
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	1,925	2,058	2,185	2,306	2,424
Mortgage servicing rights	3,006	2,922	2,837	2,675	2,445
Total intangible assets	$6,145	$6,194	$6,236	$6,195	$6,083
Intangible amortization expense	$183	$278	$314	$313	$410
DEPOSIT COMPOSITION
Non-interest bearing demand	$471,568	$444,796	$436,904	$412,176	$416,979
Interest-bearing demand	132,622	120,156	106,176	138,502	125,914
Money market accounts	440,875	439,981	423,720	408,145	437,629
Savings accounts	47,532	41,727	39,727	38,611	39,733
Time deposits of $100,000 or more	236,035	251,185	270,916	295,179	317,270
Other time deposits	277,274	286,241	306,348	323,348	340,143
Total deposits**	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
OFFICES AND EMPLOYEES
FTE Employees	397	402	407	408	412
Branches	24	23	23	22	22
Assets per employee	$5,068	$4,929	$4,846	$4,980	$5,077
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
Less:
Brokered time deposits	1,347	1,347	1,343	4,904	5,760
Other brokered deposits	3,424	3,423	3,423	3,422	3,422
Non-brokered deposits	$1,601,135	$1,579,316	$1,579,025	$1,607,635	$1,668,486
Plus:
Sweep repurchase agreements	60,692	55,631	53,663	49,334	45,872
Core funding	$1,661,827	$1,634,947	$1,632,688	$1,656,969	$1,714,358

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7

	2014	2013
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.75%	1.37%	0.75%	0.87%	0.46%
Return on average common equity (annualized)	5.68	10.59	5.99	7.00	3.89
Return on average tangible common equity
(annualized)*	5.71	10.64	6.02	7.03	3.90
Net interest margin (annualized)	3.33	3.42	3.11	3.07	3.16
Total dividends declared to net income	21.40	-	-	-	-
Effective tax rate	37.49	38.68	38.01	33.74	43.88
Efficiency ratio	74.15	76.45	69.18	68.93	75.16
NONPERFORMING ASSETS
Nonaccrual loans	$15,062	$18,560	$29,198	$29,513	$32,356
90 days past due and accruing	-	53	2	2	-
Total nonperforming loans - noncovered	15,062	18,613	29,200	29,515	32,356
Other real estate	2,560	560	676	145	9,422
Total nonperforming assets - noncovered	$17,622	$19,173	$29,876	$29,660	$41,778
Potential problem loans - noncovered	$90,188	$98,047	$95,139	$94,118	$89,646
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	0.24%	(0.96)%	(0.02)%	0.50%	1.32%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	1.35%	1.53%	2.33%	2.30%	3.20%
Nonperforming loans to portfolio loans	1.16	1.49	2.27	2.29	2.50
Allowance for loan losses to portfolio loans	2.69	2.93	3.12	3.12	3.29
Allowance for loan losses to
nonperforming loans	231.83	196.67	137.03	136.44	131.78
CAPITAL RATIOS
Average total shareholders' equity to
average assets	13.18%	12.93%	12.53%	12.41%	11.92%
Leverage ratio	15.09	14.86	14.78	16.10	15.59
Tier 1 capital to risk-weighted assets	19.98	20.28	20.21	22.48	22.25
Total capital to risk-weighted assets	21.29	21.59	21.52	23.78	23.54
Tangible common equity to tangible assets***	13.10	13.03	12.76	12.22	11.93
REGULATORY CAPITAL DATA
Tier I capital	$299,938	$292,051	$296,488	$326,831	$324,659
Total capital	319,516	310,867	315,570	345,717	343,562
Total risk adjusted assets	1,500,957	1,439,934	1,466,672	1,453,878	1,459,465
Average total assets	1,987,231	1,964,920	2,006,525	2,030,064	2,082,789
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$264,586	$259,187	$252,802	$249,420	$250,509
Less goodwill	1,214	1,214	1,214	1,214	1,214
Tangible common equity	$263,372	$257,973	$251,588	$248,206	$249,295
Total assets	$2,012,053	$1,981,423	$1,972,367	$2,031,962	$2,091,694
Less goodwill	1,214	1,214	1,214	1,214	1,214
Tangible assets	$2,010,839	$1,980,209	$1,971,153	$2,030,748	$2,090,480
Tangible common equity to tangible assets	13.10%	13.03%	12.76%	12.22%	11.93%

Balance sheet amounts and ratios are as of period end unless otherwise noted.